UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2005

Medis Technologies Ltd.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-30391 (Commission File No.)	13-3669062 (IRS Employer Identification No.)

805 Third Avenue
New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number: (212) 935-8484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On August 26, 2005, the officers and directors of Medis Technologies Ltd. (the “Registrant”) listed below were granted, for their services to the Registrant, options to purchase that number of shares of common stock set forth opposite their names, under the Registrant’s 1999 Stock Option Plan, as amended. The options are exercisable at a per-share price based on the closing price of the Registrant’s common stock on the date of grant, which was $14.93, are subject to vesting on December 29, 2005 and expire on August 26, 2009.

Robert K. Lifton, Chairman of the Board and Chief Executive Officer	60,000
Howard Weingrow, President and a director	60,000
Jacob Weiss, Senior Vice President—Business Development and a director	55,000
Israel Fisher, Senior Vice President—Finance and Chief Financial Officer	20,000
Philip Weisser, director	10,000
Jacob Goldman, director	15,000
Mitchell Freeman, director	15,000
Zeev Nahmoni, director	5,000
Amos Eiran, director	5,000
Steve Barnett, director	10,000

Item 3.02.    Unregistered Sales of Equity Securities.

On August 26, 2005 and August 29, 2005, the Registrant granted stock options and warrants to certain of its officers, employees, directors and consultants to purchase an aggregate of 563,000 shares of common stock.

Stock options and warrants to purchase an aggregate of 551,000 shares of common stock are exercisable at a per-share price based upon the closing price of the Registrant’s common stock on the date of grant, which was $14.93, are subject to vesting on December 29, 2005 and expire on August 26, 2009.

Warrants to purchase an aggregate of 12,000 shares of common stock are exercisable at a per-share price based upon the closing price of the Registrant’s common stock on July 29, 2005, which was $16.87, are subject to vesting on December 29, 2005 and expire on August 29, 2009.

The grants of stock options and warrants were not registered under the Securities Act of 1933 because such grants either (i) did not involve an offer or sale for purposes of Section 2(a)(3) of the Securities Act of 1933, in reliance on the fact that the stock options and warrants were issued and granted for no consideration, or (ii) were offered and sold in transactions not involving a public offering, and therefore exempt from registration under the Securities Act of 1933 pursuant to Section 4(2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIS TECHNOLOGIES LTD.

Dated: September 1, 2005	By:	/s/ ROBERT K. LIFTON
Name: Robert K. Lifton
Title: Chief Executive Officer